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                                                                      EXHIBIT 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-23797) pertaining to the 1982 and 1987 Stock Option Plan, and in the Registration Statement (Form S-8, No. 33-47968) pertaining to the 1989 Stock Option Plan and 1992 Equity Incentive Plan, of our report dated November 1, 1994, with respect to the consolidated financial statements and schedules of Ground Round Restaurants, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended October 2, 1994.


                               ERNST & YOUNG LLP


Boston, Massachusetts
December 14, 1994